Exhibit 10.54

ASSIGNMENT AND PLEDGE OF MONEY MARKET ACCOUNT

THIS ASSIGNMENT AND PLEDGE (this “Assignment”) made on February 13, 2014 by Coronado Biosciences, Inc (hereinafter the “Assignor”) to Israel Discount Bank of New York (hereinafter the “Assignee”).

WHEREAS,

A.       In consideration of letters of credit, advances, loans, extension of credit, overdrafts, renewals, acquisition of notes and other instruments for payment of money and any security documents relative thereto or security agreements, conditional contracts of sale, chattel mortgages, leases and other liens or security instruments or an interest or participation therein, due or to become due, heretofore made to or for account of Coronado Biosciences, Inc (hereinafter the “Borrower”) and/or now or hereafter to be made directly, or indirectly, to or for the account of the Borrower and/or the granting to or for the account of the Borrower of such extensions, forbearances, releases of collateral or other relinquishments of legal rights and/or extending any other financial accommodation or benefit to the Borrower, as the Assignee may deem advisable (the “Indebtedness”); and

B.        The Assignor has on deposit with the Assignee the principal amount of $15,000,000.00 currently maintained in a Money Market Account (hereinafter referred to as the "MMA", which term shall include all proceeds thereof, renewals or extensions of, reductions in or increases to, replacement of such account with a MMA or MMAs, and interest earned in the MMA); and

C.        The Assignor has agreed to assign and pledge to the Assignee, its respective successors and assigns, as security for the repayment of the Indebtedness to the Assignee, under that certain Promissory Note dated of even date herewith by Assignor in favor of Assignee (the “Note”) and any renewal, extension, or replacement thereof, the Assignor’s interest in the MMA, including all rights of control over the MMA.

NOW THEREFORE, the Assignor, in consideration of ONE DOLLAR ($1.00) and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, has irrevocably assigned, pledged, transferred and set over and by this instrument does irrevocably sell, assign, transfer, set over, pledge and grant a security interest in and unto the Assignee, and unto Assignee’s successors and assigns, all of the right, title and interest of the Assignor to the MMA including all control of the Assignor over the MMA, including, without limitation, any extension, renewal, redesignation, renumbering or replacement thereof, as well as the proceeds of such MMA, regardless of the nature of the MMA or product into which such proceeds may be transferred.

The Assignor does hereby warrant and represent that (i) the Assignor is the sole owner of the MMA with full authority to assign the same, and that (ii) as of the effective time of the Assignor’s incurrence of Indebtedness to Assignee under the Note the Assignor will not have assigned nor pledged, and hereby covenants that the Assignor will not assign or pledge, so long as this Assignment shall remain in effect, any of the Assignor’s rights, title or interest in or to, or control over the MMA to any party other than the Assignee, its successors or assigns.

The Assignor hereby irrevocably authorizes and directs the Assignee to block and note on Assignor’s books that the MMA is the property of the Assignee and that no withdrawal of the said MMA may be made except upon the prior written consent or instructions of the Assignee and furthermore, to pay to the Assignee, all monies in the MMA, up to the amount of the Indebtedness under the Note as and when due to the Assignor, or to pay said amount upon the demand of the Assignee, whether at maturity, or prior to the maturity of the MMA, and upon receipt of such notice or demand to draw to the order of the Assignee any and all checks and other instruments for the payment of the monies and claims assigned hereby, and to accept the receipts of the Assignee therefor.

The Assignor hereby irrevocably constitutes the Assignee, its successors and assigns, as the Assignor’s true and lawful attorney, with full power, in the name of the Assignor, or otherwise, to demand, receive and collect, and to give acquittance for the payment of any and all monies or claims from monies or rights assigned hereby in and to the MMA, to file any claims and to commence, maintain or discontinue any actions, suits or other proceedings which the Assignee deems advisable in order to collect or enforce payment of any such monies, to settle, adjust and compromise any and all disputes or claims in respect of such monies, and to endorse any and all checks, drafts or other orders or instruments for the payment of monies payable to the Assignor which shall be issued in respect of such monies, but the Assignee is not obligated in any manner to make any inquiry as to the nature or sufficiency of any payment received by it or to take any of the actions hereinabove authorized, nor will the Assignee be deemed to have waived any of its rights hereunder by the failure to take any of the actions hereinabove authorized. Further, in the absence of written direction by Assignor, upon the maturity or call of the MMA, the Assignor irrevocably authorizes and appoints the Assignee to deposit or transfer the proceeds from such MMA into such other Money Market Account, MMA or other product offered by or available to the Assignee as the Assignee may select in its sole and absolute discretion.

The Assignor covenants and agrees that (i) the Assignor will promptly deliver to the Assignee the certificate(s) of deposit, receipt(s) or other document(s) evidencing the MMA and all certificate(s) of deposit, receipt(s) or other document(s) representing renewals or extensions, if any, thereof, (ii) the Assignor will not take any action which might result in the impairment of any right, title, interest or control assigned hereby, (iii) the Assignor will clearly record on the Assignor’s books and records annotations of this Assignment, and (iv) in the event that the Assignor receives payment of any monies hereby assigned whether at maturity, or prior to maturity, of the MMA, which would cause the balance of the MMA to be less than the Indebtedness under the Note the Assignor will forthwith turn over the same to the Assignee for the benefit of the Assignee in the identical form in which received (except for such endorsements as may be required thereon) and, until so turned over, hold the same in trust for the Assignee.

The Assignor hereby irrevocably authorizes the Assignee, at the Assignor’s expense, to file such financing statements and give such notices relating to this Assignment, without the Assignor’s signature, as the Assignee at its option may deem appropriate, and irrevocably appoints the Assignee as the Assignor’s attorney-in-fact to execute any such financing statements or notices in the Assignor’s name and to perform all other acts which the Assignee deems appropriate to perfect and continue the security interest conferred hereby.

The Assignor agrees that Assignor will execute and deliver such further documents and do such other acts and things as the Assignee may from time to time request in order to further effect the purpose of this Assignment.

This Assignment shall be binding upon the Assignor’s respective estate, heirs, executors, administrators, successors and assigns and shall inure to the benefit of the Assignee and its respective successors and assigns.

The Assignee undertakes that upon full payment of the Indebtedness under the Note, and upon request by the Assignor, it shall reassign to the Assignor, at the Assignor’s expense and without recourse, representation or warranty, all rights assigned to the Assignee pursuant to this Assignment.

The powers and authority granted to the Assignee herein have been given for valuable consideration and are hereby declared to be irrevocable.

This instrument shall be governed by and construed in accordance with the internal laws of the State of New York and may not be modified except by written instruments signed by the Assignee. The Assignor hereby waives the right to trial by jury in any action or proceeding with respect to or arising under this Assignment.

IN WITNESS WHEREOF, the Assignor has caused this Assignment to be executed on the day and year first above written.

By:	/s/ Lindsay Rosenwald
Name:	Lindsay Rosenwald

PURPOSE OF ASSIGNMENT AND PLEDGE:	Collateral Security
BORROWER’S NAME:
AMOUNT ASSIGNED/PLEDGED:	$	plus interest thereon and additions thereto